As filed with the Securities and Exchange Commission on February 22, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nuvei Corporation

(Exact name of registrant as specified in its charter)

Canada	48--1298435
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1100 René-Lévesque Boulevard West, Suite 900

Montreal, Quebec H3B 4N4

(514) 313-1190

(Address, including zip code, and telephone number, including area code, of Principal Executive Offices)

Paya Holdings Inc. Omnibus Incentive Plan

(Full title of the plan)

Nuvei Technologies Inc.

1375 North Scottsdale Road

Suite 400

Scottsdale, Arizona 85257

United States of America

1 (877) 462-7486

(Name, Address, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Marcel R. Fausten

Veronica M. Wissel

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to that certain Agreement and Plan of Merger, dated as of January 8, 2023, by and between Nuvei Corporation, a corporation incorporated pursuant to the laws of Canada (the “Registrant” or “Nuvei”), Pinnacle Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Nuvei (“Merger Sub”), and Paya Holdings Inc., a Delaware corporation (“Paya”), on February 22, 2023, Merger Sub, having acquired all of the issued and outstanding shares of common stock, par value $0.001 per share, of Paya (“Paya Common Stock”), merged with and into Paya, with Paya surviving as a wholly owned subsidiary of the Registrant (the “Merger”).

At the effective time of the Merger, the portion of each stock option and restricted stock unit award with respect to shares of Paya Common Stock that was outstanding and unvested as of immediately prior to the effective time (each, a “Paya Award”) that was granted under the Paya Holdings Inc. Omnibus Incentive Plan, as amended (the “Plan”), converted into a corresponding award with respect to Subordinate Voting Shares of the Registrant (“Subordinate Voting Shares”). This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering up to 1,324,341 Subordinate Voting Shares outstanding pursuant to, or issuable upon the exercise or settlement of, the converted Paya Awards.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The Registrant’s annual report on Form 40-F for the year ended December 31, 2021, filed with the Commission on March 8, 2022;

(b) The Registrant’s current reports on Form 6-K dated April 14, 2022, April 20, 2022 (Exhibit 99.1 of the first report filed on such date only), May 10, 2022 (Exhibits 99.1 and 99.2 of the second report filed on such date only), June 2, 2022 (Exhibits 99.1 and 99.2 only), August 9, 2022 (Exhibits 99.1 and 99.2 of the second report filed on such date only), November 3, 2022 (Exhibits 99.1 and 99.2 of the second report filed on such date only) and January 17, 2023;

(c) The description of the Registrant’s securities which is contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-40875), filed with the Commission on October 5, 2021, including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any current reports on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under the Canada Business Corporations Act (the “CBCA”), the Registrant may indemnify its current or former directors or officers or another individual who acts or acted at its request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the Registrant or another entity. The CBCA also provides that the Registrant may advance moneys to a director, officer or other individual for the costs, charges and expenses of such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the CBCA unless the individual:

•	acted honestly and in good faith with a view to the Registrant’s best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant’s request; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

The Registrant’s by-laws require it to indemnify to the fullest extent permitted by the CBCA each of its current or former directors or officers and each individual who acts or acted at its request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the Corporation or another entity. The Registrant maintains insurance policies relating to certain liabilities that its directors and officers may incur in such capacity.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Articles of Incorporation (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 6-K filed on June 2, 2022)
4.2	Bylaws (incorporated herein by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 6-K filed on June 2, 2022)
5	Opinion of Stikeman Elliott LLP as to the validity of the Subordinate Voting Shares (filed herewith)
23.1	Consent of Stikeman Elliott LLP (included in Exhibit 5)
23.2	Consent of PricewaterhouseCoopers LLP (filed herewith)
24	Powers of Attorney (included in the signature pages hereto)
99.1	Paya Holdings Inc. Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.1 to Paya Holdings Inc.’s Form S-8 Registration Statement filed on December 22, 2020)
99.2	Amendment to Paya Holdings Inc. Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.1 to Paya Holdings Inc.’s Current Report on Form 8-K filed on June 1, 2022)
107.1	Filing Fee Table

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i)and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montréal, Province of Québec, Country of Canada on this 22nd day of February, 2023.

NUVEI CORPORATION

By:	/s/ David Schwartz
Name:	David Schwartz
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip Fayer and David Schwartz as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Philip Fayer Philip Fayer	Chairman and Chief Executive Officer (Principal Executive Officer)	February 22, 2023

/s/ David Schwartz David Schwartz	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2023

/s/ Michael Hanley Michael Hanley	Lead Director	February 22, 2023

/s/ Tim Dent Tim Dent	Director	February 22, 2023

/s/ Maren Lau Maren Lau	Director	February 22, 2023

/s/ David Lewin David Lewin	Director	February 22, 2023

/s/ Daniela Mielke Daniela Mielke	Director	February 22, 2023

/s/ Pascal Tremblay Pascal Tremblay	Director	February 22, 2023

/s/ Samir Zabaneh Samir Zabaneh	Director	February 22, 2023

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, on February 22, 2023.

Nuvei Technologies Inc.

By:	/s/ David Schwartz
Name:	David Schwartz
Title:	Chief Financial Officer